UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 20, 2023
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On July 25, 2023, a stockholder (the “Plaintiff”) filed a Verified Stockholder Derivative and Class Action Complaint captioned Garfield v. Gyani, et al., C.A. No. 2023-0755-JTL (the “Action”) in the Delaware Court of Chancery (“the Court”). Plaintiff alleged that in May 2023, the Compensation and Human Capital Management Committee of the Company’s Board of Directors (the “Board”) granted the Company’s Chief Executive Officer certain equity awards that allegedly exceeded annual limits in the Company’s 2020 Equity Incentive Plan. Defendants denied any and all allegations that they engaged in any wrongdoing. On September 15, 2023, the Board amended the terms of the awards to the Company’s Chief Executive Officer to clarify that any awards exceeding the annual limit were void, thereby mooting the Plaintiff’s claims. The Plaintiff and the Company agreed that the Board’s amendment of the awards rendered the Plaintiff’s claims moot. The Company agreed to pay $180,000 to settle the Plaintiff’s claim to entitlement to an award of attorneys’ fees and reimbursement of expenses. On December 20, 2023, the Court entered a Stipulation and Order of Dismissal in the Action to reflect the settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2023	Digital Turbine, Inc.
	By:	/s/ James Barrett Garrison
James Barrett Garrison
Executive Vice President & Chief Financial Officer